SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 8, 2003

Prime Retail, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-23616	38-2559212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Pratt Street
Nineteenth Floor, Baltimore, Maryland		21202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 234-0782

No Change
(Former name or former address, if changed since last report)

Item 5.                                                             Other Events.

On July 8, 2003 Prime Retail, Inc. (the “Company”) and The Lightstone Group, LLC (“Lightstone”), a New Jersey-based real estate company, announced that an affiliate of Lightstone has agreed to acquire the Company (the “Acquisition”).  The Acquisition will be effected in accordance with the terms of an agreement and plan of merger (the “Merger Agreement”) dated as of July 8, 2003 between Prime Outlets Acquisition Company, LLC (the “Buyer”), a Delaware limited liability company which is an affiliate of Lightstone, and the Company, which provides for the Company to be merged with and into the Buyer.

A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1.

On July 8, 2003, the Company and Lightstone issued a joint press release regarding the execution of the Merger Agreement.  A copy of such press release is attached hereto as Exhibit 99.1.

The Merger Agreement and the joint press release are incorporated by reference into this Item 5 and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to Exhibits 2.1 and 99.1 hereto.

Item 7.                                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description

2.1	Agreement and Plan of Merger by and between Prime Outlets Acquisition Company, LLC and Prime Retail, Inc. dated July 8, 2003

99.1	Joint Press Release issued by Prime Retail, Inc. and The Lightstone Group, LLC on July 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME RETAIL, INC.
(Registrant)

Date: July 8, 2003
	By:	/s/ Robert A. Brvenik
	Name:	Robert A. Brvenik
	Title:	President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger by and between Prime Outlets Acquisition Company, LLC and Prime Retail, Inc. dated July 8, 2003

99.1	Joint Press Release issued by Prime Retail, Inc. and The Lightstone Group, LLC on July 8, 2003